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                                                                   Exhibit 10.23


                       SECOND DEBT RESTRUCTURE AGREEMENT

         This Agreement dated March 15, 2000, but effective as of March 7, 2000 (the "EFFECTIVE DATE") is between Stanwich Financial Services Corp., a Rhode Island corporation ("SFSC"), and NAB Asset Corporation, a Texas corporation ("NAB").

                                    RECITALS

         a. On the Effective Date NAB was indebted to SFSC under the Promissory Notes listed on Schedule A hereto (the "NAB NOTES").

         b. The Notes were amended by the following agreements between SFSC and
NAB: (1) Debt Restructure Agreement dated August 13, 1998 (the "DRA") and (ii) Payment Deferral Agreement dated March 26, 1999 (the "PDA").

         c. SFSC is indebted to NAB under a Promissory Note dated May 12, 1999 in the original principal amount of $921,345.24, issued by SFSC to NAB (the "SFSC NOTE").

         d. NAB has requested that the indebtedness evidenced by the NAB Notes be restructured and that SFSC subordinate $4,000,000 of such indebtedness to NAB's obligations to Bank United, as agent Bank (the "BANK") under a certain Guaranty dated June 15, 1999 issued by NAB to the Bank, as hereinafter provided. SFSC has agreed to restructure and to subordinate a portion of the indebtedness represented thereby, on the terms hereinafter set forth.

         NOW THEREFORE in consideration of the premises, the parties hereby agree as follows:

SECTION 1.  ACKNOWLEDGMENT RE INDEBTEDNESS UNDER NAB NOTES.

         On the Effective Date, NAB made (i) an interest payment to SFSC under the NAB Notes in the amount of $229,459.58, the same constituting all accrued interest under the NAB Notes to the Effective Date and (ii) a principal payment to SFSC under the NAB Notes in the amount of $270,540.42 (which was applied against NAB Note A (as defined in Schedule A)). After giving effect to such payment (and before giving effect to the transactions referred to below in this Agreement), the aggregate indebtedness of NAB under the NAB Notes as of the Effective Date was $7,849,296.88, all of which was principal.

SECTION 2.  ACKNOWLEDGMENT RE INDEBTEDNESS UNDER THE SFSC NOTE.

         The aggregate indebtedness of SFSC under the SFSC Note as of the Effective Date was $296,127.68, (before giving effect to the transactions referred to below in this Agreement), consisting of $276,832.82 of principal and $19,294.86 of accrued and unpaid interest to the Effective Date.

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SECTION 3.  SETOFF.

         On the Effective Date, NAB paid $296,127.68 of principal under NAB Note A by setoff against (i) $276,832.82 of principal under the SFSC Note and (ii) $19,294.86 of accrued interest under the SFSC Note.

         After giving effect to such setoff and the payment referred to in
Section 1, (i) all interest under the NAB Notes to the Effective Date has been paid, (ii) the SFSC Note (including all principal and accrued interest to the Effective Date) has been paid in full, (iii) the principal of NAB Note A was reduced to $53,169.20 and (iv) the aggregate principal of all the NAB Notes (including NAB Note A) was reduced to $7,553,169.20. NAB shall promptly return the original of the SFSC Note to SFSC, marked "PAID."

SECTION 4.  ISSUANCE OF REPLACEMENT NOTES.

         (a) On the date hereof, NAB is issuing two promissory notes to SFSC dated the Effective Date in the respective principal amounts of $4,000,000 ("REPLACEMENT NOTE A") and $3,553,169.20 ("REPLACEMENT NOTE B"). Replacement Note A and Replacement Note B are sometimes hereinafter referred to collectively as the "REPLACEMENT NOTES." The Replacement Notes supersede and replace the NAB Notes, effective as of the Effective Date. The aggregate principal of the Replacement Notes equals the aggregate principal outstanding as of the Effective Date under the NAB Notes (after giving effect to the setoff and payments referred to above). The indebtedness represented by the Replacement Notes is the same indebtedness heretofore represented by the NAB Notes. The purpose of issuing the Replacement Notes in replacement of the NAB Notes is to facilitate
(i) the amending of the interest and payment terms applicable to such indebtedness and (ii) the subordination of $4,000,000 of such indebtedness referred to in Recital d., above.

         SFSC shall promptly return the originals of the NAB Notes to NAB marked "Superseded and Replaced."

         (b) The interest and payment terms of the Replacement Notes are summarized as follows, which summary is qualified in its entirety by reference to the Replacement Notes themselves, whose terms shall prevail in the event of any conflict between such terms and such summary:

                  (i) Each Replacement Note bears interest at the rate of 14% per annum, payable monthly in arrears. Such interest rate is the approximate average interest rate applicable to the NAB Notes.

                  (ii) The principal of Replacement Note B is payable in 22 installments as follows: The first 21 installments shall be in the amount of $100,000.00 each, payable on the last day of each month beginning on March 31, 2001 and ending on November 30, 2002; and the 22nd installment shall be in the amount of $1,453,169.20, payable on December 31, 2002.

                  (iii) The principal of Replacement Note A is payable in installments as follows: $2,000,000 on or before June 30, 2002; and $2,000,000 on or before December 31, 2002.


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                  (iv)     In addition to the scheduled payments referred to
                           above, NAB shall have the right, without premium or penalty, to prepay, in whole or in part, the Replacement Notes, or either of them, with any such voluntary prepayments being applied first to Replacement Note B.

SECTION 5.  EXTENSION FEE.

         The terms of the Replacement Notes constitute a substantial extension of the maturities of the NAB Notes, all of which, but for this Agreement, would be due in the year 2000. In consideration of such extensions, NAB paid SFSC an extension fee of $100,000 on January 10, 2000.

SECTION 6.  SUBORDINATION; FEE.

         SFSC has agreed that it will subordinate Replacement Note A to NAB's obligations to the Bank. Such subordination is being effected by a Subordination Agreement of even date herewith among SFSC, the Bank and NAB (the "SUBORDINATION AGREEMENT"). In consideration of SFSC's commitment to enter into the Subordination Agreement and to induce it to do so, MPS paid SFSC a fee of $75,000 on December 2, 1999.

SECTION 7.  MISCELLANEOUS.

         This Agreement (i) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof (along with the Replacement Notes and the Subordination Agreement), (ii) may not be amended except in writing signed by both parties, (iii) shall inure to the benefit of and be binding upon NAB, SFSC and their respective successors and assigns, (iv) shall be governed and construed in accordance with Connecticut law, with regard to principles of conflicts of laws and (v) may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. There are no third-party beneficiaries to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAB ASSET CORPORATION                       STANWICH FINANCIAL SERVICES CORP.


By: /s/ Alan Ferree                         By: /s/ Charles E. Bradley, Sr.
    Alan Ferree                                 Charles E. Bradley, Sr.
    Senior Vice President                       President


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                                   SCHEDULE A

                            DESCRIPTION OF NAB NOTES


1. Promissory Note dated September 30, 1997 in the original principal amount of $2,500,000 ("NAB NOTE A". On the Effective Date, before giving effect to the payments and setoff referred to in this Agreement, the principal balance was $619,837.30. This Note bears interest at 14% per annum. The maturity date is September 30, 2000. This Note was amended by the PDA.

2. Promissory Note dated December 30, 1997 in the original principal amount of $4,000,000. On the Effective Date, before giving effect to the payments and setoff referred to in this Agreement, the principal balance was $4,000,000. This Note bears interest at 13% per annum. The maturity date is January 3, 2000. This Note was amended by the DRA and the PDA.

3. Line of Credit Note dated August 28, 1997 in a principal amount not to exceed $5,000,000. On the Effective Date, before giving effect to the payments and setoff referred to in this Agreement, the principal balance was $3,500,000. This Note bears interest at 16% per annum. The maturity date is September 30, 2000. This Note was amended by the PDA.

         All of the foregoing notes, except for the $4,000,000 note (#2), were issued by NAB to SFSC. The $4,000,000 Note was originally issued by NAB to Consumer Portfolio Services, Inc. ("CPS") and subsequently assigned by CPS to SFSC.


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